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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 15, 2002



                          TOUCH AMERICA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                               1-31237                52-089-1669
--------                               -------                -----------
(state or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)            File Number)           (Identification No.)


130 N. Main St. Butte, Montana                               59701-9931
------------------------------                               ----------
 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: 406-497-5100
                                                    ------------

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Item 5. Other Events.


On September 29, 2000, Touch America Holdings, Inc. entered into a Unit Purchase Agreement, as amended on June 21, 2001, with The Montana Power, L.L.C., a Montana limited liability company and NorthWestern Corporation, a Delaware corporation. Pursuant to the Unit Purchase Agreement, NorthWestern agreed to purchase The Montana Power Company's utility business.

On February 13, 2002, The Montana Power, L.L.C. merged with and into The Montana Power Company, pursuant to which The Montana Power, L.L.C. became the surviving entity and a wholly-owned subsidiary of Touch America Holdings, Inc. Additionally, pursuant to the merger, shareholders of The Montana Power Company received one common share of Touch America Holdings, Inc. for each common share of The Montana Power Company and one preferred share of share Touch America Holdings, Inc. for each preferred share of the Montana Power Company.

On February 15, 2002, Touch America Holdings, Inc. sold the outstanding membership units of The Montana Power, L.L.C. to NorthWestern Corporation for a total purchase price of $602 million in equity and the assumption of $488 million in debt.

Item 7. Financial Statements and Exhibits.

(c)   EXHIBIT NO.                   DESCRIPTION

      99.1                          Press Release dated February 15, 2002










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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TOUCH AMERICA HOLDINGS, INC.



                              By:   /s/ Jerrold P. Pederson
                                    ----------------------------
                                    Jerrold P. Pederson
                                    Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)



Dated:  February 21, 2002


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                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                                     EXHIBIT

99.1 Press Release, "Telecom Company Touch America Completes Transformation, Emerges as Unique Broadband Network and Services Entity."